UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2009

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California  92123
 (Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2009, Dot VN, Inc., a Delaware corporation (“Dot VN”), executed a five (5) year Distribution Agreement (the “Distribution Agreement”) with Elliptical Mobile Solutions, LLC, an Arizona limited liability corporation (“EMS”).  Under the terms and conditions of the Distribution Agreement, Dot VN has the exclusive right to distribute in Vietnam, and the non-exclusive right to distribute in Asia, EMS’s rack-level data center solutions and related technology and services (collectively, the “Products”).  Dot VN will likely not sell the Products in Vietnam until Dot VN obtains the requisite licenses for importation and full commercialization. Accordingly, as part of its obligations under the Distribution Agreement, Dot VN intends to apply for a license(s) with the Ministry of Information and Communications of Vietnam and such other agencies as may be required by applicable law.

A copy of the Distribution Agreement by and between the Company and EMS is attached hereto as Exhibit 10.42.

Item 8.01	Other Events.

On August 31, 2009, Dot VN, Inc. issued a press release announcing that it has entered into a strategic partnership with Elliptical Mobile Solutions, LLC of Chandler, Ariz., a provider of high-tech solutions for the mobilization, operation, environmental protection and security of electronic equipment.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.42	Distribution Agreement dated August 26, 2009, by and between the Dot VN, Inc. and Elliptical Mobile Solutions, LLC, an Arizona limited liability corporation.
99.1	Press Release dated August 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC. (Registrant)

Date: August 31, 2009	By:	/s/ Louis P. Huynh
		Name:	Louis P. Huynh
		Title:	General Counsel, Executive Vice President of Operations and Business Development, and Corporate Secretary

Exhibit Index

No.	Description

10.42	Distribution Agreement dated August 26, 2009, by and between the Dot VN, Inc. and Elliptical Mobile Solutions, LLC, an Arizona limited liability corporation.
99.1	Press Release dated August 31, 2009.